UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2011

ARCTIC CAT INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Hwy 169 North Suite 1000 Plymouth, Minnesota		55441
(Address of Principal Executive Offices)		(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 22, 2011, Arctic Cat Inc. (the “Company”) entered into a Stock Redemption Agreement (the “Agreement”) with Suzuki Motor Corporation (“Suzuki”) pursuant to which the Company purchased from Suzuki 6,102,000 shares of Class B Common Stock of the Company, which constitutes all of the outstanding shares of Class B Common Stock of the Company, for a purchase price of $79.3 million.

The foregoing summary of the Agreement is qualified by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference as if fully set forth herein.

The Company issued a press release on December 28, 2011 announcing the stock redemption. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Masayoshi Ito resigned from his position as a Director of the Company effective upon the execution of the Agreement on December 22, 2011. Mr. Ito represented Suzuki on the Company’s Board of Directors pursuant to the rights granted to Suzuki in connection with its purchase of Class B Common Stock of the Company. Mr. Ito’s resignation was not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits

10.1	Stock Redemption Agreement, dated as of December 22, 2011, by and between Arctic Cat Inc. and Suzuki Motor Corporation.

99.1	Press release issued on December 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARCTIC CAT INC.

By	/S/ TIMOTHY C. DELMORE
Timothy C. Delmore,
Chief Financial Officer

Dated: December 28, 2011

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Stock Redemption Agreement, dated as of December 22, 2011, by and between Arctic Cat Inc. and Suzuki Motor Corporation.

99.1	Press release issued on December 28, 2011.